UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 14, 2025
JETBLUE AIRWAYS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-49728		87-0617894
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

27-01 Queens Plaza North	Long Island City	New York	11101
(Address of principal executive offices)			(Zip Code)
(718) 286-7900
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	JBLU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
At the Annual Meeting of Stockholders of JetBlue Airways Corporation (the “Company”) held on May 14, 2025, three proposals were voted upon by the Company’s shareholders. The proposals are described in detail in the Company’s definitive proxy statement for the Annual Meeting filed on April 2, 2025.
The results were as follows:
1.The Company’s stockholders elected each of the thirteen director nominees to serve as a member of the Company’s Board of Directors:

NAME	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Peter Boneparth	184,834,541	25,538,621	354,765	76,448,018
Monte Ford	191,176,790	19,200,084	351,053	76,448,018
Joanna Geraghty	207,599,640	2,817,294	310,993	76,448,018
Ellen Jewett	185,347,671	24,992,143	388,113	76,448,018
Robert Leduc	191,353,850	18,979,795	394,282	76,448,018
Jesse Lynn	189,701,594	20,631,333	395,000	76,448,018
Teri McClure	188,992,909	21,249,995	485,023	76,448,018
Sean Menke	191,674,539	18,645,118	408,270	76,448,018
Steven D. Miller	191,284,756	19,047,405	395,766	76,448,018
Nik Mittal	191,178,849	19,124,880	424,198	76,448,018
Sarah Robb O’Hagan	191,134,828	19,174,412	418,687	76,448,018
Vivek Sharma	191,113,323	19,218,923	395,681	76,448,018
Thomas Winkelmann	185,574,850	24,757,353	395,724	76,448,018
2. The Company’s stockholders approved the advisory vote on executive compensation:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
176,865,660	33,213,916	648,351	76,448,018
3. The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025:

FOR	AGAINST	ABSTAIN
248,302,650	36,646,242	2,227,053

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JETBLUE AIRWAYS CORPORATION
(Registrant)

Date:	May 16, 2025	By:	/s/ Eileen McCarthy
Eileen McCarthy
General Counsel and Secretary